Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cobalis Corp. a Nevada corporation (the "Company") on Form 10-KSB for the year ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gerald Yakatan, Chief Executive Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cobalis Corp., and will be retained by Cobalis Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: July 13, 2006	By:	/s/ Gerald Yakatan
Gerald Yakatan
Chief Executive Officer